SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported) March 18, 2002


                            SEVEN SEAS PETROLEUM INC.
             (Exact Name of registrant as Specified in its Charter)

   Cayman Islands                       0-22483                73-468669
(State or Other Jurisdiction of  (Commission File Number)   (I.R.S. Employer
Incorporation or Organization)                            Identification Number)



                5555 SAN FELIPE, SUITE 1700, HOUSTON, TEXAS 77056
               (Address of Principal Executive Offices) (Zip Code)


       Registrant's telephone number, including area code: (713) 622-8218

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Item 5.  Other Events

     Our Board of Directors recently adopted a preferred shareholder rights plan to deter coercive takeover tactics and prevent an acquiring person from attempting to gain control of the Company without dealing fairly with the our stockholders. The adoption of the rights plan is not in response to any effort to acquire control of the Company, and we are not aware of any takeover effort. The principal provisions of the shareholder rights agreement follow:

o Under the plan, the Board declared a dividend distribution of one preferred share purchase right for each share of the Company's common stock outstanding on March 27, 2002.
o The rights will be exercisable only if a person or group acquires 15 percent or more of Seven Seas' outstanding common stock, or announces a tender offer, which, if successful, would result in the ownership by a person or group of 15 percent of the Company's common stock.
o If a person or group acquires 15 percent or more of the Company's outstanding common stock, each right will entitle stockholders (other than the 15 percent acquiring person) to purchase shares of common stock at half the market price at the time the rights become exercisable. The number of shares that each right will entitle stockholders to purchase will be determined by dividing $65 by half the market price of a share of common stock. For example, if the market price were $5 per share of common stock, each right would entitle stockholders to purchase 26 shares of common stock at $2.50 per share.
o If Seven Seas were to be acquired in a merger or other business combination transaction after a person or group has acquired 15 percent or more of the Company's outstanding common stock, each right would entitle its holders (other than such person or group) to purchase a number of the acquiring company's common shares such that the market value of those shares is twice the exercise price of the right.
o The Board may redeem outstanding rights at a price of $0.01 per right any time prior to a person or group acquiring ownership of 15 percent or more of the Company's common stock.
o The Board may amend the terms of the rights without the approval of the right holders until the rights become exercisable. o The rights will expire ten years from the date of issue.

Item 7.  Financial Statements and Exhibits

         (c)      Exhibits

                   4      Designation of Preferred Stock
                  10      Shareholders Rights Agreement

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   SEVEN SEAS PETROLEUM INC.

                                   By:    LARRY A. RAY
                                   Name:  Larry A. Ray
                                   Title: President, Chief Operating Officer,
                                          and Director

Date:  March 18, 2002

                                INDEX TO EXHIBITS

Exhibits No.  Description                        Method of Filing
------------  -----------                        ----------------

       4      Designation of Preferred Stock     Filed herewith electronically

      10      Shareholders Right Agreement       Filed herewith electronically